Exhibit 99.1

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”, “we”, or “our”) historical Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of December 31, 2010, as adjusted for (a) the purchase of the following properties as defined below: (i) the Dallas Portfolio; (ii) the Tampa Building; and (iii) the Baltimore Building Two and (b) the Subsequent Financing Transactions as defined below, as if those purchases and transactions had occurred on December 31, 2010.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010, combines our historical operations with the purchase of each of the property and financing transactions described below, as if those transactions had occurred on January 1, 2010, with the exception of the acquisition of the Renton Industrial Building and the related mortgage note payable.

On June 30, 2010, the Company acquired a 100% fee interest in the Renton Industrial Building located in the Kent Valley submarket of Seattle, Washington. The Renton Industrial Building consists of approximately 127,000 square feet of rentable area. The total purchase price was $12.6 million, exclusive of transfer taxes, due diligence, and other closing costs. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included in the accompanying pro forma condensed consolidated statements of operations.

The Renton Industrial Building is 100% leased to DHL Global Forwarding. A portion of the lease commenced on July 1, 2010, and the remainder of the lease began in December 2010 and will expire in October 2020 and contains two consecutive three-year renewal options. The lease provides for the rent to escalate periodically with average annual lease payments (cash basis) of approximately $1.1 million during the primary lease term. DHL Global Forwarding is responsible, subject to certain exceptions, for the operating expenses incurred in the operation and maintenance of the Renton Industrial Building. In addition, per the terms of the lease, Deutsche Post AG, the parent of DHL Global Forwarding, has executed a guaranty of any and all amounts due under the lease, up to an aggregate maximum amount which will be reduced incrementally for each year of the lease.

On August 25, 2010, the Company acquired a 100% fee interest in three buildings located in the Bell Gardens Industrial Park in Los Angeles County, California, aggregating approximately 263,000 square feet on 11.5 acres (“Bell Gardens”). The total acquisition cost of Bell Gardens was approximately $15.5 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering.

On September 1, 2010, the Company acquired a 100% fee interest in one building located in the Bayside Business Park in the San Francisco Bay Area of California, aggregating approximately 246,000 square feet on 10.4 acres, and a 100% fee interest in three buildings located in the Pinole Point Business Park in the San Francisco Bay Area of California, aggregating approximately 475,000 square feet on 30.0 acres (collectively the “Bay Area Portfolio).” The total acquisition cost of the Bay Area Portfolio was approximately $60.0 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On September 30, 2010, the Company acquired a 100% fee interest in 13 buildings located in the Northeast submarket of Portland, Oregon, aggregating approximately 475,000 square feet on 29.9 acres (collectively the “Portland Portfolio”). The total acquisition cost of the Portland Portfolio was approximately $28.0 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On November 1, 2010, the Company acquired a 100% fee interest in two buildings located in the Suwanee Pointe submarket of Atlanta, Georgia, aggregating approximately 232,000 square feet on 16.9 acres (collectively the “Atlanta Portfolio”). The total acquisition cost of the Atlanta Portfolio was approximately $14.2 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On December 29, 2010, the Company acquired a 100% fee interest in one building located in the Inland Empire metropolitan area of Perris, California, aggregating approximately 1.3 million square feet on 60.2 acres (the “Inland Empire Building One”). The total acquisition cost of the Inland Empire Building One was approximately $80.0 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On December 30, 2010, the Company acquired a 100% fee interest in one building located in the Brandon Woods Business Park located in the Port of Baltimore, Maryland, aggregating approximately 274,000 square feet on 11.9 acres (the “Baltimore Building One”). The total acquisition cost of the Baltimore Building One was approximately $16.1 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On January 19, 2011, the Company acquired a 100% fee interest in two buildings located in the Pinnacle Industrial Center in Dallas, Texas aggregating approximately 575,100 square feet on 36.2 acres (the “Dallas Portfolio”). The total acquisition cost of the Dallas Portfolio was approximately $25.7 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 19, 2011, the Company acquired a 100% fee interest in one industrial building located in the Madison Business Center in Tampa, Florida that is approximately 147,000 square feet on 8.9 acres (the “Tampa Building”). The total acquisition cost of the Tampa Building was approximately $10.7 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 27, 2010, the Company acquired a 100% fee interest in one industrial building located in Hagerstown, Maryland that is approximately 824,000 square feet on 70.3 acres (the “Baltimore Building Two”). The total acquisition cost of the Baltimore Building Two was approximately $41.2 million, exclusive of transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

The Company entered into the following financing transactions prior to December 31, 2010, and these transactions are included in the historical consolidated unaudited balance sheet as of December 31, 2010: (i) $7.6 million mortgage note payable secured by the Renton Industrial Building on August 31, 2010; (ii) $30.0 million mortgage note payable secured by the Bay Area Portfolio on September 1, 2010; (iii) $9.4 million mortgage note payable secured by Bell Gardens on September 30, 2010; (iv) $17.3 million mortgage note payable secured by the Portland Portfolio on September 30, 2010; (v) $7.8 million mortgage note payable secured by the Atlanta Portfolio on November 1, 2010; (vi) $45.0 million mortgage note payable secured by the Inland Empire Building One on December 29, 2010; and (vii) $9.0 million mortgage note payable secured by the Baltimore Building One on December 30, 2010.

The Company also entered into the following financing transactions (the “Subsequent Financing Transactions”) on January 27, 2011: (i) $12.4 million mortgage note payable secured by the Dallas Portfolio; (ii) $6.2 million mortgage notes payable secured by the Tampa Building; and (iii) $23.4 million mortgage note payable secured by the Baltimore Building Two. These mortgage notes payable are cross-collateralized with the mortgage note payable secured by the Atlanta Portfolio.

The unaudited pro forma condensed consolidated financial statements have been prepared by our management based upon our historical financial statements and certain historical financial information of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2010

(Unaudited)

	Company Historical (1)	Acquisition Transactions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Investment in property, net	$225,554,201	$77,557,829	$—		$303,112,030
Cash and cash equivalents	27,634,281	(77,475,000)	90,083,357	(3)	40,242,638
Restricted cash	7,000	—	—		7,000
Deferred financing costs	2,114,274	—	123,743	(4)	2,238,017
Other assets, net	5,861,663	—	—		5,861,663

Total Assets	$261,171,419	$82,829	$90,207,100		$351,461,348

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$1,601,369	$2,201,421	$—		$3,802,790
Mortgage notes	125,712,762	—	42,000,000	(4)	167,712,762
Tenant prepaids and security deposits	1,262,082	—	—		1,262,082
Due to affiliates	6,851,800	—	—		6,851,800
Distributions payable	1,785,840	—	—		1,785,840
Intangible lease liabilities, net	1,043,261	82,829	—		1,126,090
Other liabilities	13,641	—	—		13,641

Total Liabilities	138,270,755	2,284,250	42,000,000		182,555,005
Equity
Preferred stock	—	—	—		—
Common stock, $0.01 par value	156,969	—	54,241	(3)	211,210
Additional paid-in capital	134,474,524	—	48,152,859	(3)	182,627,383
Accumulated deficit and other accumulated comprehensive loss	(11,731,829)	(2,201,421)	—		(13,933,250)

Total Stockholders’ Equity	122,899,664	(2,201,421)	48,207,100		168,905,343
Noncontrolling interests	1,000	—	—		1,000

Total Equity	122,900,664	(2,201,421)	48,207,100		168,906,343

Total Liabilities and Equity	$261,171,419	$82,829	$90,207,100		$351,461,348

(1)	Reflects our historical condensed consolidated balance sheet as of December 31, 2010. Please refer to our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2011.

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(2)	Subsequent to December 31, 2010, we acquired four buildings comprising approximately 1.5 million square feet on 115.4 acres. The aggregate purchase price of these properties was $77.5 million, exclusive of transfer taxes, due diligence, and other closing costs. The following table sets forth the preliminary purchase price allocations of the acquired properties:

Acquisition	Acquisition Date	Land	Buildings	Intangible Lease Assets	Intangible Lease Liabilities	Contract Purchase Price
Dallas Portfolio	January 19, 2011	3,106,438	19,624,619	3,026,772	(82,829)	25,675,000
Tampa Building	January 19, 2011	1,004,102	6,818,623	2,827,275	—	10,650,000
Baltimore Building Two	January 27, 2011	5,926,338	27,061,193	8,162,469	—	41,150,000

Total		$10,036,878	$53,504,435	$14,016,516	$(82,829)	$77,475,000

These acquisitions were financed using proceeds from our offering of common stock and debt financing. We utilized approximately $35.5 million of net offering proceeds to fund the acquisitions; the remaining $42.0 million of the purchase price of these properties was obtained through debt financing as described in Note 4. We incurred approximately $2.2 million in acquisition costs related to these acquisitions.

(3)	Cash and cash equivalents of $90.1 million under financing transactions consists of $42.0 million provided by debt financing proceeds, plus $48.2 million provided by net proceeds from our common stock offering, less approximately $0.1 million for amounts incurred to obtain debt financing. Since December 31, 2010, we have issued approximately 5.4 million shares of common stock through February 18, 2011. This resulted in gross common stock offering proceeds received, from December 31, 2010 through February 18, 2011, of $53.5 million, less offering costs of $5.2 million. Offering costs consist principally of registration, printing and selling costs, including commissions. Dividends which may have been paid or payable on the pro forma additional common stock offering proceeds have not been reflected in the pro forma balance sheet.

(4)	Subsequent to December 31, 2010, we entered into financing arrangements for approximately $42.0 million of mortgage notes payable, which we utilized to fund the acquisitions described in Note 2. We have capitalized approximately $0.1 million of costs associated with these financing arrangements; these costs will be amortized over the expected term of the financing arrangement. The following table sets forth the key terms of these financing arrangements:

Property Debt Secured By (a)	Issuance Date	Maturity Date	Interest Rate	Amount Financed
Dallas Portfolio	January 27, 2011	November 1, 2020	4.81%	12,400,000
Tampa Building	January 27, 2011	November 1, 2020	4.81%	6,160,000
Baltimore Building Two	January 27, 2011	November 1, 2020	4.81%	23,440,000

Total				$42,000,000

(a)	These mortgage notes payable are cross-collateralized with the mortgage note payable secured by the Atlanta Portfolio

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Unaudited)

	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$3,211,176	$20,886,410	$(1,018,590)	(3)	$23,078,996
Reimbursement and other revenue	893,404	5,000,962	—		5,894,366

Total Revenue	4,104,580	25,887,372	(1,018,590)		28,973,362

OPERATING EXPENSES
Rental expense	553,998	2,103,881	—		2,657,879
Real estate taxes	440,329	3,155,549	—		3,595,878
Organization expenses	1,577	—	—		1,577
Real estate depreciation and amortization expense	1,577,318	—	10,080,980	(3)	11,658,298
General and administrative expenses	1,899,374	—	—		1,899,374
Asset management fees, related party	428,067	—	1,960,533	(4)	2,388,600
Acquisition-related expenses, related party	4,527,000	—	(4,527,000)	(3)	—
Acquisition-related expenses	1,913,908	—	(1,913,908)	(3)	—

Total Expenses	11,341,571	5,259,430	5,600,605		22,201,606

Operating Income (Loss)	(7,236,991)	20,627,942	(6,619,194)		6,771,756

OTHER INCOME AND EXPENSE
Net interest income (expense) and other	(987,683)	—	(7,213,520)	(5)	(8,201,203)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,224,674)	$20,627,942	$(13,832,715)		$(1,429,447)

Weighted average shares outstanding	4,737,865				21,121,020	(6)

Net loss per common share - basic and diluted	$(1.74)				$(0.07)

(1)	Reflects our historical condensed consolidated statements of operations for the year ended December 31, 2010. Please refer to our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Unaudited)

(2)	The tables below set forth the incremental impact of the properties acquired by us on rental revenue and rental expense. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The straight-line rent adjustment resulted in an increase to rental income of approximately $1.0 million for the year ended December 31, 2010. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The amounts presented for rental expense include: (i) operating expenses, (ii) insurance expense, and (iii) property management fees.

Revenue Impact:		For the Year Ended December 31, 2010
Acquisition	Acquisition Date	Incremental Rental Revenue	Incremental Reimbursement Revenue
Bell Gardens	August 25, 2010	$896,447	$145,969
Bay Area Portfolio	September 1, 2010	2,737,665	934,909
Portland Portfolio	September 30, 2010	2,204,156	600,363
Atlanta Portfolio	November 1, 2010	903,013	182,809
Inland Empire Building One	December 29, 2010	6,425,538	1,674,242
Baltimore Building One	December 30, 2010	1,448,601	173,010
Dallas Portfolio	January 19, 2011	2,069,294	433,524
Tampa Building	January 19, 2011	1,034,063	280,254
Baltimore Building Two	January 27, 2011	3,167,633	575,882

Total		$20,886,410	$5,000,962

Expense Impact:		For the Year Ended December 31, 2010
Acquisition	Acquisition Date	Incremental Rental Expense	Incremental Real Estate Taxes
Bell Gardens	August 25, 2010	$84,710	$117,792
Bay Area Portfolio	September 1, 2010	305,100	689,299
Portland Portfolio	September 30, 2010	282,172	332,165
Atlanta Portfolio	November 1, 2010	126,806	94,591
Inland Empire Building One	December 29, 2010	531,557	1,142,760
Baltimore Building One	December 30, 2010	66,483	149,013
Dallas Portfolio	January 19, 2011	261,965	185,477
Tampa Building	January 19, 2011	75,044	169,179
Baltimore Building Two	January 27, 2011	370,044	275,273

Total		$2,103,881	$3,155,549

(3)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by us. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above or below-market lease intangibles will be amortized on a straight-line basis over the lease term and included in rental revenue. The net pro forma adjustment of amortization of above and below market lease intangible assets and liabilities year ended December 31, 2010, resulted in a net decrease to rental revenue of approximately $1.0 million. In addition, for the year ended December 31, 2010, we had incurred acquisition costs of approximately $6.4 million related to property acquisitions. These acquisition costs have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature.

		For the Year Ended December 31, 2010
Acquisition	Acquisition Date	Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net
Bell Gardens	August 25, 2010	$274,748	$92,771
Bay Area Portfolio	September 1, 2010	1,243,024	103,927
Portland Portfolio	September 30, 2010	1,678,357	64,196
Atlanta Portfolio	November 1, 2010	542,802	102,328
Inland Empire Building One	December 29, 2010	2,853,204	(100,440)
Baltimore Building One	December 30, 2010	452,760	(4,536)
Dallas Portfolio	January 19, 2011	1,102,200	88,404
Tampa Building	January 19, 2011	316,656	193,080
Baltimore Building Two	January 27, 2011	1,617,229	478,860

Total		$10,080,980	$1,018,590

(4)	Asset management fees were calculated as though the properties acquired by us and included in these pro forma financial statements had been managed by Industrial Income Advisors, LLC, our Advisor, since January 1, 2010. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within our portfolio.

(5)	We have entered into financing arrangements for approximately $167.9 million of mortgage notes payable. Interest expense presented was calculated based on the terms of the mortgage notes payable as of December 31, 2010. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of January 1, 2010:

					Estimated Incremental Interest Expense
Issuance Date	Maturity Date	Interest Rate		Amount Financed	For the Year Ended December 31, 2010
August 31, 2010	September 1, 2015	4.16%	(a)	$7,560,000	(b	)
September 30, 2010	October 1, 2020	4.95%		9,350,000	345,419
September 1, 2010	September 1, 2017	4.31%		30,000,000	857,858
September 30, 2010	October 1, 2020	4.95%		17,250,000	637,270
November 1, 2010	November 1, 2020	4.90%		7,750,000	314,696
December 29, 2010	December 29, 2020	5.68%		45,000,000	2,540,889
December 30, 2010	December 30, 2020	5.68%		9,000,000	511,200
January 27, 2011	November 1, 2020	4.81%		12,400,000	592,303
January 27, 2011	November 1, 2020	4.81%		6,160,000	294,241
January 27, 2011	November 1, 2020	4.81%		23,440,000	1,119,644

				$167,910,000	$7,213,520

(a)	This loan bears interest at a variable interest rate based on one-month LIBOR plus 2.50%. In order to protect against fluctuations in LIBOR, in conjunction with this loan agreement, the Company entered into a five year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As of December 31, 2010, the interest rate on the loan was effectively fixed at 4.155% for the full term as a result of the swap transaction.

(b)	Estimated interest expense for the Renton Industrial Building was excluded from the pro forma statement of operations. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included.

(6)	The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2010, was calculated to reflect all shares sold through February 18, 2011, as if they had been issued on January 1, 2010.